Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of DBV Technologies S.A.

Bagneux, France

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 No. 333-205474 of our report dated April 29, 2015, relating to the consolidated financial statements of DBV Technologies S.A., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/Deloitte & Associés

Represented by Fabien Brovedani

Neuilly-sur-Seine, France

July 14, 2015